                                                                    EXHIBIT 10.4

                             SHAREHOLDERS' AGREEMENT

                             dated October 23, 1999



                                      among


                              OTV HOLDINGS LIMITED


                                       and


                            SUN TSI SUBSIDIARY, INC.


                                       and


                                  OPENTV CORP.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1. RECITALS ................................................................   1

2. DEFINITIONS AND INTERPRETATION ..........................................   1

3. TRANSFER OF SHARES ......................................................   3

4. GOVERNING LAW, ARBITRATION AND LIMITATION
   ON DAMAGES ..............................................................   6

5. DURATION AND TERMINATION ................................................   8

6. WAIVERS .................................................................   9

7. ASSIGNMENT ..............................................................   9

8. ENTIRE AGREEMENT ........................................................   9

9. NOTICES .................................................................  10

10.CONFLICT WITH OTHER DOCUMENTS ...........................................  12

11.COUNTERPARTS ............................................................  12

12.PARENT UNDERTAKING ......................................................  12

                             SHAREHOLDERS' AGREEMENT



          THIS SHAREHOLDERS' AGREEMENT is entered into as of this 23rd day of October 1999, by and among OTV Holdings Limited, a company incorporated in the British Virgin Islands ("OTVH"), Sun TSI Subsidiary, Inc., a Delaware corporation ("SSI"), and OpenTV Corp., a company incorporated in the British Virgin Islands (the "Company").

 1.  RECITALS

     1.1. The Company and SSI have entered into --

        1.1.1. an Exchange Agreement, dated of even date herewith (the "Exchange Agreement"), pursuant to which SSI has the right to exchange all of its existing shares of Class B Common Stock in OpenTV, Inc., a Delaware corporation, for B Shares of the Company.

        1.1.2. a C-2 Convertible Preference Shares Purchase Agreement, dated of even date herewith, pursuant to which SSI has agreed to subscribe for C-2 Convertible Preference Shares of the Company, which shares are convertible into A Shares of the Company under certain circumstances.

     1.2. SSI and OTVH wish to enter into this Agreement in order to regulate some aspects of their relationship as holders of shares of the Company.

 2.  DEFINITIONS AND INTERPRETATION

     2.1. The section headings used herein are inserted for reference purposes only and not in any way affect the meaning or interpretation of this Agreement.

     2.2. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

     2.3.      Unless the context otherwise requires, the terms defined in this
               Section 2.3 shall have the meanings herein specified for all purposes of this Agreement:

          "Affiliate" mean any Person which directly or indirectly Controls, is
           ---------
Controlled by, or is under common Control with, the indicated Person;

          "Agreement" means this Shareholders' Agreement and the schedules
           ---------
hereto;

          "A Shares" means A Ordinary Shares in the capital of the Company;
           --------

          "B Shares" means B Ordinary Shares in the capital of the Company;
           --------

          "Control" means having a direct or indirect ownership interest in
           -------
capital or profits exceeding fifty percent (50%) in a Person or the right to exercise over fifty percent (50%) of the voting rights with respect to the selection of the board of directors or other governing body of such Person;

          "Encumbrance" means any interest or equity of any person (including
           -----------
any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement;

          "Investors' Rights Agreement" means the agreement of that title
           ---------------------------
between the Company, OTVH, SSI and the Investors dated of even date herewith;

          "Investors" means the Persons defined as such in the Investors' Rights
           ---------
Agreement;

          "Permitted Transferee" means a Person to whom SSI and/or OTVH has
           --------------------
transferred Shares in accordance with Section 2(b) of the Investors' Rights Agreement;

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, association, company, partnership, joint venture or other entity and any governmental agency, instrumentality or political subdivision;

          "Shares" means shares in the capital of the Company of whatever class,
           ------
including B Shares currently issued or hereafter acquired, including without limitation upon the exchange of securities pursuant to the Exchange Agreement;

          "Shareholders" means SSI, OTVH and their respective Permitted
           ------------
Transferees from time to time in accordance herewith;

          "Transfer" means in relation to any Share or any legal or beneficial
           --------
interest in a Share, includes, whether voluntarily or involuntarily, (i) the sale, transfer, lease, assignment, grant, renunciation, alienation, or disposal of such Share or of any right or interest which a Person may have in the Company as a result of such right or interest in that Share; (ii) entering into any agreement in respect of the votes attached to such Share; (iii) creating or granting any Encumbrance over or in respect of such Share except if the Person in whose favor the Encumbrance has been given or created will have agreed in writing to be bound by the provisions of this Agreement; and (iv) any agreement (whether or not subject to conditions) to do or create or grant any of the foregoing.

3.   TRANSFER OF SHARES

     3.1. Each Shareholder undertakes that it will not Transfer any of its Shares during the term of this Agreement otherwise than in accordance with the provisions of this Agreement or the provisions of the Investors' Rights Agreement, except as provided in that certain letter between OTVH and News America Incorporated, dated as of the date of this Agreement, regarding the voting of shares in favor of the election to the Board of Directors of the Company a nominee of News under certain circumstances.

     Permitted Transfers

     3.2 A Shareholder may, at any time and on any terms (including as to price), Transfer all (but not part only) of its Shares to any of its Affiliates, provided that -

        3.2.1. the transferor shall remain a party to this Agreement and hereby agrees to guarantee the performance by the transferee of its obligations pursuant to the provisions of this Agreement and to indemnify the other Shareholder from and against a breach by such transferee of any of its obligations under this Agreement;

        3.2.1. it shall be a condition precedent to any such Transfer (and any registration thereof) that the transferee agrees in writing with the other Shareholder to observe, perform and be bound by the terms and conditions of this Agreement as if references herein to the transferor were references to the transferee;

        3.2.2. if the transferee ceases to be an Affiliate of OTVH or SSI, as the case may be, then the transferor shall cause the transferee to Transfer to the transferor or another Affiliate of OTVH or SSI, as the case may be, all its Shares prior to the date of such cessation in accordance with this Section 3.2.

     3.3. Any attempted Transfer other than in accordance with this Agreement or the Investors' Rights Agreement shall be void ab initio, and the Company shall not give effect to any Transfer made in contravention of the provisions of this Section 3 or any other express provision of this Agreement or of the Investors' Rights Agreement and shall not reflect on its records any changes in record ownership of the Shares pursuant to any such attempted Transfer.

          Right of First Refusal

     3.4. Subject to the provisions of Section 3.8, if a Shareholder (the "Offeror") wishes to Transfer any or all of its Shares, it shall, by notice in writing (the "Offer") to the Company and to the other Shareholder (the "Offeree"), offer to sell to the Offeree such Shares ("Sale Shares") at the price and on the terms specified in the Offer. The Offer shall specify the material terms and conditions including, without limitation, the price at which the Offeror is prepared to sell the Sale Shares and shall remain open for acceptance by the Offeree for 15 days from the date of the Offer (the "Offer Period"). No Shareholder may offer to sell its Shares except on an "all cash" basis, provided that a Shareholder may offer to sell its Shares in exchange for immediately liquid, freely tradeable marketable securities which are listed on a national securities exchange.

     3.5. If the Offeree shall not have accepted an Offer in respect of all (but not less than all) of the Sale Shares during the Offer Period, the Offeror (a) if OTVH, shall be entitled to sell the Sale Shares to the Investors or others in accordance with the Investors' Rights Agreement, but at a price which shall not be less than that, and on terms and conditions which are not, taken as a whole, more favorable than those at which the Offeree was entitled to purchase the Sale Shares in terms of Section 3.4. If no such sale shall have been effected during the periods stipulated in the Investors' Rights Agreement, then the Offeror shall not be entitled to effect any Transfer of any or all of its Sale Shares thereafter unless the provisions of Section 3.4 shall again have been complied with in respect of such Shares (b) if SSI, shall be entitled, within 30 days after such non-acceptance, to sell the Sale Shares, but at a price which shall not be less than that, and on terms and conditions which are not, taken as a whole, more favorable than those at which the Offeree was entitled to purchase the Sale Shares in terms of Section 3.4. If SSI shall not have effected such sale during such 30-day period, then the Offeror shall not be entitled to effect any Transfer of any or all of its Shares thereafter unless the provisions of Section 3.4 shall again have been complied with in respect of such Shares.

     3.6. If the Offeree elects to purchase all of the Sale Shares as provided in Section 3.4, the Offeror shall be obliged to sell, and the Offeree shall be obliged to purchase, the Sale Shares on the terms set out in the Offer by the close of business on the twentieth day following the expiration of the fifteen (15) day period referred to in Section 3.4, at the registered office of the Company (or such other time, date and place as may be agreed by the Offeror and the Offeree).

     3.7. At the completion of the sale and purchase of the Sale Shares to the Offeree -

        3.7.1. the Offeree shall use its best efforts to ensure the immediate release of all guarantees, indemnities and similar covenants, if any, given by the Offeror in favor or for the benefit of the Company and specified in the Offer (and pending such release shall keep the Offeror fully and effectively indemnified from and against all claims arising under such guarantees, indemnities and similar covenants);

        3.7.2. against delivery in accordance with Section 3.7.3, the Offeree shall pay the purchase price to the Offeror by way of a wire transfer of immediately available funds;

        3.7.3. concurrent with payment of the purchase price in accordance with Section 3.7.2, the Offeror shall deliver to the Offeree share certificates (including executed share powers with respect thereto) and such other documents of title as the Offeree may reasonably require to show good title to the Sale Shares and to enable the Offeree to be registered as holder of the Sale Shares.

          Transfers

     3.8. Each Shareholder undertakes to exercise all voting rights to ensure that any Transfer of Shares made in accordance with this Agreement can be effected in accordance herewith and that in such an event the Shareholders shall adopt a resolution to enable such a Transfer to take effect and in such resolution the Shareholders shall waive any inconsistent or conflicting rights which they may have under the Company's Memorandum of Association or Articles of Association in relation to such Transfer.


 4.  GOVERNING LAW, ARBITRATION AND LIMITATION ON DAMAGES

     4.1. This Agreement shall be governed by and construed in all respects in accordance with the laws (without regard to the laws of conflicts of law) of the State of California, except to the extent relating to matters of corporate governance, which shall be governed by and construed in all respects in accordance with the laws (without regard to the laws of conflicts of law) of the British Virgin Islands.

     4.2. If any dispute arises between the parties in connection with -

        4.2.1. the formation or existence of, the implementation of or the interpretation or application of, the provisions of the parties' respective rights and obligations in terms of or arising out of this Agreement or its breach or termination; or

        4.2.2. the validity, enforceability, rectification, termination or cancellation, whether in whole or in part, of this Agreement, or

        4.2.3. which relates in any way to any matter affecting the interests of the parties in terms of this Agreement, and the parties are unable to resolve their dispute, then any party shall be entitled to refer the dispute in the first instance, to the respective nominated senior officers of the Shareholders for resolution.

     4.3. If the matter in dispute shall not have been resolved within thirty
          (30) days of it having been so referred under Section 4.2, any Shareholder may refer the matter in dispute for determination by final arbitration in Los Angeles, California in accordance with the Rules of the London Court of International Arbitration ("LCIA") (which Rules are deemed to be incorporated by reference into this Section) by a neutral arbitrator which shall be selected by the Shareholders. If the Shareholders are unable to agree on a neutral arbitrator within fifteen (15) days after the expiration of the thirty day period referred to in the preceding sentence, then each Shareholder shall select an arbitrator (a "Party Arbitrator") within five (5) days after expiration of such fifteen (15) day period. An additional arbitrator, who shall be the chairman of the tribunal, shall be appointed by agreement between the Party Arbitrators within thirty
          (30) days after the date on which the Party Arbitrators were selected, failing which, such arbitrator shall be appointed by the relevant appointing authority under the Rules of the LCIA. The arbitrators shall establish the procedural rules applicable to the proceedings. Any arbitral award shall be final and binding upon the parties and this Agreement places no restriction on the jurisdiction in which such award shall be enforced.

     4.4. Section 4.3 shall not preclude any party from obtaining interim injunctive relief on an urgent basis from a court of competent jurisdiction, pending any decision of the arbitrators under Section
          4.3. In addition, the parties hereto acknowledge and agree that they have no adequate remedy at law for any breach or threatened breach of any covenant or agreement contained in this Agreement and that any party may, in addition to the other remedies that may be available to it, commence proceedings in equity for an injunction preliminarily or permanently enjoining any other party from breaching or threatening any such breach of any such covenant or agreement. With respect of any such proceeding in equity, it shall be presumed that the remedies at law or otherwise available to any party would be inadequate and that it would suffer irreparable harm as a result of the violation of any provision hereof by any other party.

     4.5. The provision of this Section -

        4.5.1. constitute an irrevocable consent by the parties to any proceedings in terms hereof and no party shall be entitled to withdraw therefrom or claim at any such proceedings that it is not bound by such provisions;

        4.5.2. are severable from the rest of this Agreement and shall remain in effect despite the termination of or invalidity for any reason of this Agreement.

     4.6. In connection with any injunctive relief sought under Section 4.4, each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of California or the United States District Court located in the State of California, and (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Californian law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to
          Section 9.2 hereof is reasonably calculated to give actual notice.

     4.7. No party shall be liable for any indirect, special, incidental or consequential loss or damage (including, without limitation, loss of profits or loss of use) suffered by any other party arising from or relating to a party's performance, non-performance, breach of or default under a covenant, warranty, representation, term or condition hereof. Each party waives and relinquishes claims for indirect, special, incidental or consequential damages.

     4.8. No party shall have the right to recover punitive damages from the other party, and each party hereby waives and relinquishes any and all punitive damage claims.

     4.9. The limitations on liability and damages referred to in Sections 4.7 and 4.8 apply to all causes of action that may be asserted under this Agreement, whether in respect of breach of contract, breach of warranty, tort, product liability, negligence or otherwise.

 5.  DURATION AND TERMINATION

     Except as otherwise provided herein, this Agreement shall continue in full force and effect without time limit until both Shareholders agree in writing to terminate this Agreement. Notwithstanding the foregoing, upon a Transfer of all of the Shares then held by a Shareholder (and its Affiliates) and the termination or expiration of all rights to acquire shares of capital stock of the Company then held by a Shareholder (and its Affiliates), such Shareholder shall cease to be subject to the terms and conditions of this Agreement except for those provisions which expressly provide they shall apply to any party hereto regardless of the ownership or holding of any Shares by any party hereto or which expressly provide that they shall survive any Transfer in accordance herewith.

 6.  WAIVERS

     6.1. No delay in exercising or failure to exercise any right or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy preclude either the further exercise thereof or the exercise of any other right or remedy provided in this Agreement.

     6.2. In the event that any party shall expressly waive any breach, default or omission hereunder, without the prior written consent of the other parties hereto, no such waiver shall apply to, or operate as, a waiver of similar breaches, defaults or omissions or be deemed to be a waiver of any other breach, default or omission hereunder.

 7.  ASSIGNMENT

     No party hereto shall be entitled to transfer this Agreement or any of its rights and obligations hereunder without the prior written consent of the other parties, except to a transferee of Shares in accordance with this Agreement.

 8.  ENTIRE AGREEMENT

     8.1. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements between the parties concerning the subject matter hereof. Except as provided herein, no amendment, change or additions hereto shall be effective or binding on any party unless reduced to writing and executed by all of the parties hereto.

     8.2. Each of the parties acknowledges that in entering into this Agreement it is not relying on any representation or other statement which is not set out in this Agreement.

     8.3. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and permitted assigns.

9.  NOTICES

     9.1. All notices and communications under this Agreement shall be given in writing and shall be delivered to the relevant party or sent by registered airmail or facsimile to the address of that party or that party's facsimile number specified in Section 9.2. Unless otherwise specified herein, each notice or other communication shall be deemed effective or having been given (i) on the date received, if personally delivered, (ii) eight (8) business days after being sent, if sent by registered airmail, or (iii) one (1) business day after being sent, if sent by telecopier with confirmation of transmission.

     9.2. Notices and communications shall be addressed as follows:

          if to OTVH:    OTV Holdings Limited
                         c/o Myriad International Holdings BV
                         Jupiterstraat 13-15
                         2132 HC Hoofddorp
                         The Netherlands
                         Attention:  Mr. Allan Rosenzweig
                         Facsimile No.:  +31 2355 62880

     with a copy to:     Paul, Hastings, Janofsky & Walker LLP
                         555 South Flower Street, 23rd Floor
                         Los Angeles, California 90071
                         Attention:  Siobhan McBreen Burke, Esq.
                         Facsimile No.: (213) 627-0705

          if to SSI:     Sun TSI Subsidiary, Inc.
                         c/o Sun Microsystems, Inc.
                         901 San Antonio Road
                         Mail Stop PAL1-521
                         Palo Alto, California 94303
                         Attention:  Laura Fennell, Esq.
                         Facsimile No:  (650) 336-0359

     with a copy to:     Fenwick & West LLP
                         Two Palo Alto Square, Suite 700
                         Palo Alto, California 94306

                         Attention: David W Healy, Esq.
                         Facsimile No: (650) 494-1417

     if to the Company:  OpenTV Corp.
                         c/o Havelet Trust Company (BVI) Limited
                         Abbott Building
                         Post Office Box 3186
                         Road Town
                         Tortola, British Virgin Islands

     with a copy to:     Paul, Hastings, Janofsky & Walker LLP
                         555 South Flower Street, 23rd Floor
                         Los Angeles, California 90071
                         Attention: Siobhan McBreen Burke, Esq.

          or such other address of a party, Person and/or fax number as that party shall have notified in writing to all other parties in accordance with Section 9.1.

     9.3. All notices and communications shall be given and made in the English language.


 10. CONFLICT WITH OTHER DOCUMENTS

     In the event of any conflict between the provisions of this Agreement and the provisions of the Company's Memorandum of Association or Articles of Association then, subject to the provisions of British Virgin Islands law, the provisions of this Agreement shall prevail as between the Shareholders and the Shareholders shall exercise all voting and other rights and powers legally available to them (whether as Shareholders or otherwise) to give effect to the provisions of this Agreement. If there is an irreconcilable conflict between a provisions of this Agreement and a mandatory provisions of British Virgin Islands law, the parties shall use their respective best efforts to agree on an alternative mechanism or provision which is as close as reasonably possible to the provisions of this Agreement and the conflicting provisions contained in this Agreement shall be invalid (but only to the extent necessary), provided that such invalidity shall not affect the other provisions of this Agreement.

 11. COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

 12. PARENT UNDERTAKING

     As inducement to the execution of this Agreement by the parties hereto, each of Sun Microsystems, Inc. and MIH Limited have executed an unconditional and irrevocable guaranty in substantially the forms as attached hereto as Schedule 1 and Schedule 2, respectively.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorised representative as of the date first set forth above.

                           OTV HOLDINGS LIMITED

                           By: _____________________
                           Title: ____________________


                           SUN TSI SUBSIDIARY, INC

                           By: _____________________
                           Title: ____________________


                           OPENTV CORP.

                           By: _____________________
                           Title: ____________________

                                   SCHEDULE 1

                                FORM OF GUARANTY

For good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Sun Microsystems, Inc., a Delaware corporation hereby unconditionally and irrevocably guarantees the full, complete and timely performance of all obligations, covenants and agreements of Sun TSI Subsidiary, Inc., a Delaware corporation, contained in or made pursuant to that certain Shareholders Agreement (the "Shareholders Agreement") among OTV Holdings Limited, a company incorporated in the British Virgin Islands ("OTVH"), Sun TSI Subsidiary Inc., a Delaware corporation ("SSI"), and OpenTV Corp., a company incorporated in the British Virgin Islands (the "Company").

This Guaranty shall be construed in accordance with and governed by the laws of the State of California. Guarantor (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of California or the United States District Court located in the State of California for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Guaranty or relating to the subject matter hereof, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defence or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Guaranty or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Guaranty or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Guarantor hereby consents to service of process in any such proceeding in any manner permitted by Californian law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified below is reasonably calculated to give actual notice.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized officer as of this 23rd day of October 1999.


                         SUN MICROSYSTEMS, INC.


                         By: ______________________
                         Title: _____________________

                                   SCHEDULE 2

                                FORM OF GUARANTY

For good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, MIH Limited, a British Virgin Islands corporation hereby unconditionally and irrevocably guarantees the full, complete and timely performance of all obligations, covenants and agreements of OpenTV Corp., a British Virgin Islands corporation, contained in or made pursuant to that certain Shareholders Agreement (the "Shareholders Agreement") among OTV Holdings Limited, a company incorporated in the British Virgin Islands ("OTVH"), Sun TSI Subsidiary Inc., a Delaware corporation ("SSI"), and OpenTV Corp., a company incorporated in the British Virgin Islands (the "Company").

This Guaranty shall be construed in accordance with and governed by the laws of the State of California. Guarantor (i) hereby irrevocably submits to the exclusive jurisdiction of the courts of England for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Guaranty or relating to the subject matter hereof, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defence or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Guaranty or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Guaranty or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Guarantor hereby consents to service of process in any such proceeding in any manner permitted by British law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified below is reasonably calculated to give actual notice.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorised officer as of this 23rd day of October 1999.


MIH LIMITED


By: ______________________
Title: _____________________



                                      -3-